    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 9, 1998
                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                            PEREGRINE SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                       95-3773312
       (State or other jurisdiction of                          (IRS Employer
        incorporation or organization)                      Identification Number)

                             12670 HIGH BLUFF DRIVE
                          SAN DIEGO, CALIFORNIA 92130
                                 (619) 481-5000

         (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                             1994 STOCK OPTION PLAN

                          (Full title of the plan(s))
                            ------------------------

                               RICHARD T. NELSON
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                            PEREGRINE SYSTEMS, INC.
                             12670 HIGH BLUFF DRIVE
                              SAN DIEGO, CA 92130
                                 (619) 481-5000
(Name, address, and telephone number, including area code, of agent for service)
                            ------------------------

                                    Copy to:

                            DOUGLAS H. COLLOM, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
                                        MAXIMUM AMOUNT TO     OFFERING PRICE    AGGREGATE OFFERING      AMOUNT OF
 TITLE OF SECURITIES TO BE REGISTERED    BE REGISTERED(1)       PER SHARE             PRICE          REGISTRATION FEE
Common Stock, $0.001 par value
  To be issued under the 1994 Stock
  Option Plan.........................   1,158,000 shares      $28.3125(2)        $32,785,875.00        $9,671.84
  TOTAL...............................   1,158,000 shares                         $32,785,875.00        $9,671.84

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals.

(2) Computed in accordance with Rule 457(h) and 457(c) under the Securities Act. Such computation is based on the estimated exercise price of $28.3125 per share covering the authorized but unissued shares under the Company's 1994 Stock Option Plan being registered hereunder. The estimated exercise price of $28.3125 per share was computed in accordance with Rule 457 by averaging the high and low bid prices of shares of Common Stock of the Company as reported in the Nasdaq National Market on October 8, 1998.

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--------------------------------------------------------------------------------

    The contents of the Registrant's Registration Statements on Form S-8/S-3 as filed with the Commission on October 3, 1997 (File No. 333-37105) and on January 22, 1998 (File No. 333-44699) (the "Prior Form S-8s") are incorporated herein by reference. Unless otherwise specified, capitalized terms herein shall have the meanings ascribed to them in such Prior Form S-8s.

    The Company is registering 1,158,000 shares of its Common Stock under this Registration Statement all of which are reserved for issuance under the Company's 1994 Stock Option Plan, as amended (the "1994 Plan"). Under the Prior Form S-8s, the Company registered 4,998,750 shares of its Common Stock that had been or were eligible to be issued under the 1994 Plan.

                                    PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

EXHIBIT
 NO.   DESCRIPTION
------ --------------------------------------------------------------------------
  5.1  Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

 10.3(a) 1994 Stock Option Plan, as amended through July 1998

 10.3(b) 1995 Stock Option Plan for French Employees (a supplement to the 1994
         Stock Option Plan)

 23.1 Consent of Arthur Andersen, LLP, Independent Public Accountants (relating to financial statements of Peregrine Systems, Inc.)

 23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants (relating to financial statements of Innovative Tech Systems, Inc.)

 23.3  Consent of Counsel (included in Exhibit 5.1)

 24.1  Power of Attorney (See page (ii))

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 9th day of October, 1998.

                                PEREGRINE SYSTEMS, INC.

                                By:             /s/ DAVID A. FARLEY
                                     -----------------------------------------
                                                  David A. Farley
                                              CHIEF FINANCIAL OFFICER

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David A. Farley and Richard T. Nelson, and each of them, as his or her attorney-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                President and Chief
    /s/ STEPHEN P. GARDNER        Executive Officer
------------------------------    (Principal Executive        October 9, 1998
      Stephen P. Gardner          Officer) and Director

     /s/ DAVID A. FARLEY        Chief Financial Officer
------------------------------    (Principal Financial        October 9, 1998
       David A. Farley            Officer) and Director

      /s/ JOHN J. MOORES
------------------------------  Chairman of the Board of      October 9, 1998
        John J. Moores            Directors

   /s/ CHRISTOPHER A. COLE
------------------------------  Director                      October 9, 1998
     Christopher A. Cole

  /s/ RICHARD A. HOSLEY, II
------------------------------  Director                      October 9, 1998
    Richard A. Hosley, II

  /s/ CHARLES E. NOELL, III
------------------------------  Director                      October 9, 1998
    Charles E. Noell, III

   /s/ NORRIS VAN DEN BERG
------------------------------  Director                      October 9, 1998
     Norris Van Den Berg

      /s/ MATTHEW GLESS
------------------------------  Principal Accounting          October 9, 1998
        Matthew Gless             Officer

                                      II-2